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                                                                       EXHIBIT 1

                                    PLEDGE AGREEMENT

         PLEDGE AGREEMENT ("Agreement"), dated as of June 2, 2000 by and among Global DataTel, Inc. ("Pledgor") and Surge Components, Inc. (the "Pledgee").

                                 R E C I T A L S

         WHEREAS, the parties hereto have entered into an Asset Purchase Agreement, dated December 8, 1999, which provides for the sale of substantially all of the assets of Pledgor to Pledgee (the "Global Acquisition") upon shareholder approval of (a) the sale by Pledgor's shareholders and (b) the purchase by Pledgee's shareholders (the "Shareholder Approval");

         WHEREAS, Pledgee has loaned or agreed to loan Pledgor $6,250,000 since the execution of the Asset Purchase Agreement (the "Loan");

         WHEREAS, Pledgor has executed three promissory notes reflecting the Loan (the "Note and Loan Documents"),

         WHEREAS, the Pledgor and Pledgee believe that other than Shareholder approval, all other conditions precedent to the closing (the "Closing") of Global Acquisition can be currently satisfied; and

         WHEREAS, Pledgor and Pledgee agree that a pledge of substantially all of the assets of Pledgor is necessary to secure such Loan.

         NOW, THEREFORE, to induce Pledgee to make the Loan and in consideration thereof, and to secure the prompt and full payment of the said principal sum of money and interest and all other sums becoming due to be paid under the Note and the Loan Documents and all renewals and extensions thereof, and the performance of all of the terms, provisions, covenants and agreements of this Pledge Agreement and the Note and Loan Documents to be performed by Pledgor (all of the foregoing being hereinafter called, collectively, the "Obligations"), Pledgor does hereby pledge and grant to Pledgee and each and all of its successors and assigns a security interest in and to all of the property of Pledgor, of any nature whatsoever, no matter where located (hereinafter called the "Collateral") including, but not limited to:

         (a) All of the furniture, fixtures, leasehold improvements, machinery, equipment, and other physical assets, as set forth in Part 1 of Schedule A (the "Assets Schedule"), annexed hereto.

         (b) All accounts and notes receivable, together with the proceeds thereof and the rights to all amounts due and to become due thereunder, and claims and causes of action of Pledgor arising out of the operation of its business, as set forth in Part 2 of the Assets Schedule.

         (c) Lists of all customers and prospective customers (collectively the "Customers") now or prospectively buying product or using services provided by Pledgor as set forth in Part 3 of the Assets Schedule; all of Pledgor's rights to sell to or serve the Customers with their requirements; and all agreements, contracts, commitments, arrangements or understandings with Customers (the "Customer Contracts"), as set forth in Part 4 of the Assets Schedule, subject to the consent of the Customers, together with the rights to all amounts due or to become due thereunder and all claims with respect thereto; it being understood that the performance of Pledgor's obligations under any Customer Contract shall not be deemed to have been assigned hereunder if the assignment would constitute a default thereunder.

         (d) Available books of account, and accounting, financial and other records of Pledgor relating to its business.

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         (e) All prepayments, advances or other deposits made by Customers prior to the date hereof with respect to products or services contracted for but not shipped or provided as of this date, as set forth in Part 5 of the Assets Schedule.

         (f) All insurance policies of Pledgor, as set forth in Part 6 of the Assets Schedule, and claims and rights thereunder relating to its business.

         (g) Pledgor's right, title and interest in executory agreements with suppliers of its business, employment agreements, non-competition agreements, non-disclosure agreements, leases and all rental service agreements in effect with respect to the operation of Global's business, as set forth in Part 7 of the Assets Schedule, together with all rights to enforce the same and all claims and causes of action with respect thereto.

         (h) All paid up licenses and permits, processes, know-how, information and trade secrets owned, held or claimed by Pledgor relating to its business, as set forth in Part 8 of the Assets Schedule.

         (i) All cash and checks on hand, on deposit in bank accounts maintained by Pledgor on this date, as set forth in Part 9 of the Assets Schedule.

         (j) Any other assets of Pledgor relating to its business, as set forth in Part 10 of the Assets Schedule, including, without limitation, Pledgor's rights to the security deposit with respect to any lease.

All defined terms contained in this Pledge Agreement shall have the same meaning as set forth in the Note and Loan Documents.

              And Pledgor further covenants and agrees:

           1. Pledgor hereby delegates the full and complete power to do any and all things necessary or incidental to carrying out the business of the Pledgor and to manage and conduct the Pledgor's business, to the designee of Pledgee, Superus Holdings, Inc. ("Superus"), which shall possess and enjoy all the rights and powers of management of Pledgor without limitation. Superus shall execute on behalf of Pledgor such agreements, contracts, leases, instruments or other documents as it shall from time to time approve, such approval to be conclusively evidenced by its execution and delivery of any of the foregoing, including, without limitation: (a) checks, drafts, notes or other negotiable instruments; (b) deeds of trust and assignments of rights; (c) deeds, assignments and bills of sale; (d) equipment leases; (e) loan agreements, mortgages, security agreements, pledge agreements and financial statements; and
(f) any other documents or instruments of a nature required to conduct the business of Pledgor. Superus shall also have the right to (i) buy, sell, license, transfer, release, surrender or abandon any or all of Pledgor's property or any portion thereon, including, but not limited to, a transfer of Pledgor's technology; (ii) borrow money for operations, and if security is required therefor, to collateralize or subject to any other security device any portion of Pledgor's property, to obtain replacement therefor or reference, increase, modify, consolidate or extend same; (iii) to employ persons in the operation and management of Pledgor's business on such terms and conditions as Superus shall determine. The signatures of Superus upon any and all such instruments, agreements, contracts, leases, conveyances or other documents shall be sufficient to bind Pledgor in respect thereto.



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         2. Pledgor shall (a) pay promptly when due (whether by acceleration or otherwise) all sums becoming due under, and keep, observe and perform all the terms, provisions, covenants and agreements to be performed by Pledgor under the Note and the Loan Documents; (b) promptly repair, restore or rebuild any Collateral which may become damaged or be destroyed; (c) keep said Collateral in good condition and repair, without waste, and free from mechanics' or other liens or claims for lien not expressly subordinated to the rights of Pledgee hereunder unless within thirty (30) days from the filing thereof such lien or claim for lien shall be discharged of record or an indemnity satisfactory to Pledgee is provided; (d) pay when due any indebtedness which may be secured by a lien or charge on any of the Collateral superior to the rights of Pledgee hereunder, and upon request exhibit satisfactory evidence of the discharge of such prior lien to Pledgee; (e) complete within a reasonable time any building improvements now or at any time in process of erection; (f) comply with all requirements of law or municipal ordinances with respect to the Collateral and the use thereof; (g) make no alterations to the Collateral without the written consent of Pledgee first obtained; (h) not suffer or permit, without the consent of Pledgee first obtained, any sale, transfer of assignment of any right, title or interest of the Pledgor to any right, title or interest of Pledgor in or to the Collateral; (i) from time to time execute all such statements and other documents as Pledgee may request in order to perfect and continue in full effect any and all of the security interests created by this Pledge Agreement, including financing statements; and (j) permit Pledgee and its representatives to inspect the Collateral as often as the Pledgee shall reasonably desire to do so.

         3. Pledgor shall sign and execute alone or with Pledgee any and all financing statements or other documents or procure any and all documents and pay any and all connected costs, expenses and fees, including attorneys' fees (including, but not limited to, all appellate level and post-judgement proceedings), necessary to protect the security interest under this Pledge Agreement against the rights, interests or claims of third persons.

         4. Pledgor shall pay when due all taxes, if any, levied upon all personal property constituting Collateral hereunder, and shall, upon written request, furnish to Pledgee duplicate receipts therefor. To prevent default hereunder, Pledgor shall pay in full under protest, in the manner provided by statute, any tax or assessment which Pledgor may desire to contest.

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         5. Pledgor shall (A) from time to time promptly execute and deliver to
Pledgee all such other assignments, certificates, supplemental writings and financing statements, and do all such other acts or things as Pledgee may reasonably request in order to more fully evidence and perfect the security interest created herein; (B) punctually and properly perform all of Pledgor's agreements and obligations under the Note and the Loan Documents and under any other security agreement, mortgage, deed or trust, collateral pledge, agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Obligations, or any part thereof; (C) pay the Obligations in accordance with the terms thereof and in accordance with the terms of the Note and the Loan Documents or other writings evidencing the Obligations, or any part thereof; (D) promptly furnish Pledgee with any information or writings which Pledgee may reasonably request concerning the Collateral; (E) allow Pledgee to inspect all records of Pledgor relating to the Collateral, the Obligations and the business and operations of Pledgor, and to make and take away copies of such records; (F) promptly notify Pledgee of any change in any facts or circumstances warranted or represented by Pledgor in this Pledge Agreement or in any other writing furnished by Pledgor to Pledgee in connection with the Collateral, the Obligations or the business and operation of Pledgor; (G) promptly notify Pledgee of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created herein, and, at the request of Pledgee, appear in and defend, at Pledgor's expense, any such action or proceeding; and (H) promptly, after being requested by Pledgee, pay to Pledgee the amount of all expenses, including attorneys' fees (including, but not limited to, all appellate level and post-judgment proceedings) and other legal expenses, reasonably incurred by Pledgee in enforcing the security interest created herein.

         6. Pledgor shall keep all the Collateral insured in accordance with all the requirements of the Pledgee, and in case of insurance about to expire, shall deliver renewal policies (or certificates thereof) not less than thirty (30) days prior to the respective dates of expiration.

         7. Pledgor represents and warrants that:

         (a) Pledgor has authority to execute and deliver this Pledge Agreement;

         (b) Except as set forth in Schedule A attached hereto, no financing statement covering the Collateral, or any part thereof, has been filed with any filing office;

         (c) Except as set forth in Schedule A attached hereto, no other security agreement covering the Collateral, or any part thereof, has been made and no security interest, other than the one herein created has attached or been perfected in the Collateral or in any part thereof;

         (d) all information supplied and statements made in any financial or credit statements or applications for credit prior to the execution of this Pledge Agreement are true and correct in all respects as of the date hereof; and


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         (e) at the time Pledgee's security interest attaches to any of the
Collateral or its proceeds, Pledgor will be the lawful owner with the right to transfer any interest therein, and that Pledgor will make such further assurances as to prove title to the Collateral in Pledgee as may be required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever.

The delivery at any time by Pledgor to Pledgee of the Collateral shall constitute a representation and warranty by Pledgor under this Pledge Agreement that, with respect to such Collateral, and each item thereof, Pledgor, is the owner of the Collateral and the matters heretofore represented and warranted in this Paragraph 6 are true and correct. Further, Pledgor, upon the request of Pledgee, agrees to amend this Pledge Agreement and any and all financing statements with an accurate and itemized list, when known, of the Collateral now generally described herein and in said financing statements and to include in said accurate and itemized list an identification of the Collateral by make, model, serial number and other appropriate descriptive data.

         8. In case of default herein, Pledgee may, but need not, make any payment or perform any act herein required of Pledgor in any form and manner deemed expedient, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Collateral or contest any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including attorneys' fees, and any other moneys advanced by Pledgee to protect the Collateral, shall be so much additional indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate (as defined in the Note). Inaction of Pledgee shall never be considered as a waiver of any right accruing to it on account of any default hereunder on the part of Pledgor.

         9. At the option and declaration of Pledgee, all unpaid sums secured by this Pledge Agreement shall, notwithstanding anything in this Pledge Agreement to the contrary, become due and payable (a) after its due date in case of non-payment when due of any amount due under the Note or the Loan Documents, or
(b) in case of the breach of any covenant of Pledgor contained herein or in the Loan Documents, or the failure of Pledgor to keep, observe and perform in full any term and provision of this Pledge Agreement, the Note or the Loan Documents to be kept, observed or performed by it, other than for payment of money, 30 days after written notice to Pledgor, or (c) upon discovery of Pledgee of the untruth of any material statement, warranty or representation of Pledgor herein or in the Loan Documents.

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         10. Upon the maturity of any obligation, by acceleration or otherwise,
Pledgee may exercise any rights and remedies available to it under the New York Commercial Code, or otherwise available to it, in addition to, and not in lieu of, any rights and remedies expressly granted in this Pledge Agreement. Except as otherwise expressly provided by law, Pledgee shall have the right to purchase any and all of the Collateral at any public or private sale free of any right of redemption by Pledgor and to apply the proceeds of any such disposition to the payment of the Obligations, after first deducting from said proceeds all expenses of re-taking, holding, preparing for sale, selling and the like, and the attorneys' fees (including, but not limited to, all appellate level and post-judgment proceedings) and legal expenses incurred by Pledgee, rendering any residue to Pledgor who shall remain liable for any deficiency. Any notification of intended disposition of any Collateral required by law shall be deemed reasonably and properly given if given at least five (5) calendar days before such disposition.

         11. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (New York time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or
(d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fifth (5th) day after deposit in the mail postage prepaid.

Notices to the Pledgor:    Richard Baker
                           Global DataTel, Inc.
                           3333 Congress Avenue, Suite 404
                           Delray Beach, Florida 22445
                           Telephone No.: (561) 276-8260
                           Fax. No.: (561) 276-7960

With a copy to:            Jerome M. Selvers, Esq.
                           Sonnenblick Parker & Selvers P.C.
                           4400 Route 9
                           South Freehold, New Jersey 07728
                           Telephone No.: (732) 431-1234
                           Fax No.: (732) 431-3994

Notices to Pledgee:        Surge Components, Inc.
                           1016 Grand Avenue
                           Deer Park, New York 11729
                           Attn: Ira Levy
                           Telephone No. (631) 595-1818
                           Fax No.: (631) 242-6932

With a copy to:            Elliot H. Lutzker, Esq.
                           Snow Becker Krauss P.C.
                           605 Third Avenue
                           New York, NY 10158
                           Telephone No. (212) 455-0322
                           Fax No. (212) 949-7052

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         12. Pledgor acknowledges and agrees that Pledgee may assign, pledge or transfer this Pledge Agreement and its rights hereunder and the assignee shall be entitled to the performance of all of Pledgor's agreements and obligations under this Pledge Agreement, and shall be entitled to enforce all the rights and remedies of Pledgee under this Pledge Agreement, for the benefit of assignee, as fully as if assignee were herein by name specifically given such rights and remedies. Pledgor expressly agrees that it will assert no claims or defenses that it may have against Pledgee against the assignee, except those specifically available under this Pledge Agreement.


         13. It is expressly intended, understood and agreed that this Pledge Agreement, the Note and the Loan Documents are made and entered into for the sole protection and benefit of Pledgee and Pledgor, and their respective successors and assigns (but in the case of assigns of Pledgor, only to the extent permitted hereunder), and no other person or persons shall have any right of action hereunder or right to the loan proceeds at any time; that the loan proceeds do not constitute a trust fund for the benefit of any third party; that no third party shall under any circumstances be entitled to any equitable lien on any undisbursed loan proceeds at any time; and that Pledgee shall have a lien upon and right to direct application of any undisbursed loan proceeds as additional security for this Pledge Agreement, the Note and the Loan Documents. The relationship between Pledgor and Pledgee is solely that of lender and borrower, and nothing contained herein, or in the Note or the Loan Documents, shall in any manner be construed as making the parties hereto partners, joint venturers or creating any other relationship other than lender and borrower.

         14. All provisions of this Pledge Agreement shall be deemed valid and enforceable to the extent permitted by law. Any provision or provisions of this Pledge Agreement which are held unenforceable, invalid or contrary to law by a court of competent jurisdiction, or the inclusion of which would affect the validity or enforceability of this Pledge Agreement, shall be of no force or effect, and in such event each and all of the remaining provisions of this Pledge Agreement shall subsist and remain and be fully effective according to the tenor of the Pledge Agreement as though such invalid, unenforceable or unlawful provision or provisions were not included in this Pledge Agreement.

         15. To the extent permitted by law, Pledgor hereby waives any and all rights to require marshalling of assets by Pledgee.

         16. This Pledge Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one complete document.

         17. This Pledge Agreement and the rights and duties of the parties hereunder, including matters of validity, performance and construction, shall be governed by the law of the State of New York, without application of its principles of conflicts of laws.

[REMAINDER OF TIES PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, this Pledge Agreement has been duly executed as of the date first above written.

                               PLEDGOR:

                               GLOBAL DATATEL, INC., a Nevada corporation



                               By:  /s/ Antonio Serato
                                    -----------------------------------------
                               Name:
                               Title:

                               PLEDGEE:

                               SURGE COMPONENTS, INC., a New York corporation



                               By: /s/ Steven J. Lubman
                                  -------------------------------------------
                               Name: Steven J. Lubman
                               Title:   Vice President, Secretary


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